UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 26, 2005

Blast Energy Service, Inc.

(Exact name of registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

333-64122	22-3755993
(Commission File Number)	(I.R.S. Employer Identification No.)

14550 Torrey Chase Boulevard, Suite 330 Houston, Texas	77014-1022
(Address of Principal Executive Offices)	(Zip Code)

(281) 453-2888

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective August 25, 2005, Blast Energy Services entered into a definitive agreement to purchase from Alberta Energy an interest in the abrasive fluid jetting technology. The purchased interest enables Blast the unrestricted right to use the technology and license the technology worldwide to others. Blast expects to utilize the technology as the foundation for its energy services business. Blast has acquired a 20% interest in the technology that can increase to up to a 50% interest as described below. The agreement supercedes the existing licensing agreement between the parties.

As part of the agreement, Blast has agreed to issue to Alberta 3,000,000 shares of restricted common stock, with registration rights, and warrants to purchase 750,000 shares of Blast common stock at an exercise price of $0.45 per share. The warrants have a three-year term and are exercisable when Blast receives $225,000 in revenue from its initial rig utilizing the technology. Blast has agreed to pay a royalty payment of $2,000 per well bore or 2% of the gross revenues received, whichever is greater. The parties also agreed to share any revenues received by Blast from licensing the technology, with Alberta receiving 75% of licensing revenues until it receives $2,000,000 and then decreasing to 50% thereafter. Blast’s ownership interest in the technology would increase on a sliding scale from 20% up to 50% based on the licensing revenues received by Alberta. Either party has a right of first refusal on any new applications of the technology by the other party, or any sale of the other party’s interest in the technology.

Blast Energy and Alberta also agreed to amend the existing construction agreement between the parties. The amendment increased the construction cost of the rig by $50,000 to $900,000. Under the amendment, the parties agree to share cost overruns, if any, equally up to a rig cost of $1,000,000, with Blast assuming responsibility of any costs above that amount. Alberta has agreed to use its best efforts to deliver to Blast the initial rig using the technology by October 1, 2005.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Abrasive Fluid Jet Technology Purchase Agreement among Blast Energy Services, Inc. and Albert Energy Holding, Inc.

10.2	Amendment #1 to the Construction Agreement among Blast Energy Services, Inc. and Alberta Energy Holding, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLAST ENERGY SERVICES, INC. (Registrant)

Dated: August 31, 2005	By:	/s/ David M. Adams
David M. Adams
Chief Operating Officer

Dated: August 31, 2005	By:	/s/ John O’Keefe
John O’Keefe
Chief Financial Officer

INDEX TO EXHIBIT

Exhibit No.	Description
10.1	Abrasive Fluid Jet Technology Purchase Agreement among Blast Energy Services, Inc. and Albert Energy Holdings, Inc.

10.2	Amendment #1 to the Construction Agreement among Blast Energy Services, Inc. and Alberta Energy Holdings, Inc.